                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, with respect to the financial statements of AmeriServ Food Company included in the Post-effective Amendment No. 1 on Form S-1 to the Registration Statement (Form S-4 No. 333-33225) and related Prospectus of AmeriServe Food Distribution, Inc. for the registration of $500,000,000 of 10 1/8% Senior Subordinated Notes.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 7, 1998